SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No.          )

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Capitol Bancorp Ltd.

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Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

Capitol Bancorp to Reschedule
Special Meeting of Shareholders to February 23, 2011

LANSING, Mich., and PHOENIX, Ariz:February 4, 2011: Capitol Bancorp Limited (OTCQB: CBCR) (“Capitol” or the “Corporation”) announced today that at the initial session of the special meeting of its shareholders held at 2:00 p.m. (Eastern Standard Time) on Monday, January 31, 2011, the shareholders, by a majority vote of the shares represented at the special meeting, approved the adjournment of the special meeting until 2:00 p.m. (Eastern Standard Time) on February 23, 2011.  The adjournment of the special meeting will provide Capitol’s shareholders with additional time to consider and vote on the proposals and related matters described in Capitol’s proxy statement dated January 4, 2011 and the supplement thereto dated February 8, 2011 which Capitol intends to promptly mail to all of its shareholders.

As previously disclosed in Capitol’s definitive proxy statement dated January 4, 2011, the special meeting is being held to vote on (i) an amendment to Capitol’s Articles of Incorporation to increase the number of authorized shares of capital stock from 70,000,000 to 1,520,000,000, (ii) the issuance of up to 170,000,000 shares of Capitol’s common stock in exchange for outstanding trust-preferred securities issued by Capitol Trust I, Capitol Trust II, Capitol Statutory Trust III, Capitol Trust IV, Capitol Trust VI, Capitol Trust VII, Capitol Statutory Trust VIII, Capitol Trust IX, Capitol Trust X, Capitol Trust XI and Capitol Trust XII, (iii) the issuance of up to 13,000,000 shares of Capitol’s common stock in exchange for outstanding shares issued by Capitol Development Bancorp Limited IV, Capitol Development Bancorp Limited V, Capitol Development Bancorp Limited VI, Capitol Development Bancorp Limited VII and Capitol Development Bancorp Limited VIII, (iv) to approve an amendment to Capitol’s Articles of Incorporation to effect a reverse stock split of 1-for-5, 1-for-10, 1-for-25, 1-for-50 and 1-for-75, with the exact exchange ratio and timing of such reverse stock split to be determined at the discretion of Capitol’s board of directors and (v) to adjourn, postpone or continue the special meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt these proposals.

Approval of proposals (ii) and (iii) above are no longer necessary and will not be considered when the special meeting is reconvened.  Capitol’s board of directors recommends that Capitol’s shareholders vote “FOR” each of the proposals (i) and (iv) set forth above. The record date for the special meeting remains December 23, 2010.

Shareholders who have questions about the proposals or need assistance in submitting their proxies or voting their shares should contact Capitol at Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan 48933 or by telephone at (517) 487-6555.  If you have already voted your shares, you need not return an additional proxy form or take any action at this time.

About Capitol Bancorp Limited
Capitol Bancorp Limited is a national community banking company with a network of separately chartered banks in 14 states. Founded in 1988, Capitol has executive offices in Lansing, Michigan, and Phoenix, Arizona.

Important Additional Information Filed With the SEC
Capitol has filed a definitive proxy statement dated January 4, 2011 (the “Definitive Proxy Statement”) and other relevant materials with the Securities and Exchange Commission (“SEC”). Investors and security holders are urged to read the Definitive Proxy Statement and other relevant documents filed with the SEC when available carefully because they will contain important information. Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed with the SEC by Capitol through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Definitive Proxy Statement, and any amendments or supplements thereto when they become available by requesting them in writing at Investor Relations, Capitol Bancorp Limited, Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan 48933 or by telephone at (517) 487-6555.

Participants in the Solicitation
Capitol and its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies with respect to the matters to be brought at the special meeting of Capitol’s shareholders to which the Definitive Proxy Statement and such other solicitation materials (as amended by the supplemental proxy materials) relate. Information regarding the directors and executive officers of Capitol and their ownership of Capitol shares is contained in Capitol’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the proxy statement for Capitol’s 2010 Annual Meeting of Shareholders which was filed with the SEC on March 19, 2010 and the Definitive Proxy Statement referred to above, and is supplemented by other public filings made, and to be made, with the SEC.

The written materials described above and other documents filed by Capitol with the SEC will be available free of charge from the SEC’s website at www.sec.gov.  In addition, free copies of these documents may also be obtained by directing a written request to: Investor Relations, Capitol Bancorp Limited, Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan 48933 or by telephone at (517) 487-6555.

Cautionary Statement and Certain Risk Factors to Consider
Certain information contained in the attached press release may include “forward-looking statements.”  These forward-looking statements relate to the Corporation’s plans for raising capital, including transactions described in the attached press release, the conditions necessary for closing on proposed capital investments and the exchange offers for common shares, the Corporation’s future growth and market position, and the execution of its business plans.  There can be no assurance that the Corporation will be able to close on the transactions with investors and obtain required capital, or that other actual results, performance or achievements of the Corporation will not differ materially from those expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, Capitol’s ability to complete the transactions announced today and other aspects of its recapitalization and recovery plans.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, the Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and other filings with the SEC.